SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 18, 2002

(date of earliest event reported)

Asset Backed Securities Corporation

Home Equity Loan Trust 2002-HE3

Asset Backed Pass-Through Certificates, Series 2002-HE3

    CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	333-44300	13-3354848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue
                              New York, New York 10010

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

Filing of Computational Materials

Pursuant to Rule 424(b) under the Securities Act of 1933, concurrently with, or subsequent to, the filing of this Current Report on Form 8-K (the “Form 8-K”), Asset Backed Securities Corporation (the “Company”) is filing a prospectus and prospectus supplement with the Securities and Exchange Commission relating to its Asset Backed Securities Corporation Home Equity Loan Trust 2002-HE3, Asset Backed Pass-Through Certificates, Series 2002-HE3.

In connection with the offering of the Asset Backed Securities Corporation Home Equity Loan Trust 2002-HE3 Asset Backed Pass-Through Certificates, Series 2002-HE3, Credit Suisse First Boston Corporation (“CSFB”), as one of the underwriters of the Certificates, has prepared certain materials (the “Computational Materials”) for distribution to their potential investors.  Although the Company provided CSFB with certain information regarding the characteristics of the Mortgage Loans in the related portfolio, the Company did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to any Class or Classes of Certificates, any of the following:  yield; average life; duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Mortgage Loans; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

The Computational Materials are attached hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial

         Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 18, 2002.

ASSET BACKED SECURITIES CORPORATION

By:  /s/ Joe Little

Name: Joe Little

Title: Vice President

Exhibit Index

Exhibit

Page

99.1

Computational Materials